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                                                                    EXHIBIT 21.1

             LIST OF SUBSIDIARIES OF ABR INFORMATION SERVICES, INC.


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                                                                  EXHIBIT 21.1

             LIST OF SUBSIDIARIES OF ABR INFORMATION SERVICES, INC.

1.   ABR Properties, Inc. (A Florida Corporation)

2.   ABR Benefits Services, Inc. (A Florida Corporation)